Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Calvert Variable Series, Inc.:

We consent to the use of our report dated [DATE], with respect to the financial statements of the Ameritas Growth Portfolio (the "Fund"), a series of Calvert Variable Series, Inc., as of December 31, 2004, incorporated herein by reference and to the references to our firm under the headings "Financial Statements and Experts" in the Registration Statement on Form N-14.

[KPMG LLP]

Philadelphia, Pennsylvania
[DATE]